Exhibit 4.1

Execution Version

CROWDFUNDER, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of July 20, 2008, by and between CrowdFunder, Inc., a Colorado corporation (the “Company”), and Gubb, Inc., a California corporation (“Shareholder”),

RECITALS

A.            The Company issued 920,000 shares of the Company’s common stock (the “Shares”) to Shareholder as consideration for the purchase and sale of certain assets of Shareholder pursuant to that Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”).

B.            The closing under the Purchase Agreement is conditioned upon the execution and delivery of this Agreement by the Company and the Shareholder.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINITIONS. Unless otherwise defined herein, as used in this Agreement the following terms shall have the following respective meanings:

(a)      “Common Stock” means common stock of the Company.

(b)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)      “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered and declared effective under the Securities Act.

(d)      “Person” means any individual, firm, company, corporation, unincorporated association, partnership, limited liability company, trust, syndicate, estate, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

(e)      “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or document.

(f)       “Registration Expenses” means all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, for each registration, all registration and filing fees (exclusive of Selling Expenses), printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, NASD fees, fees to list the Shares on securities exchanges and quotation systems and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(g)      “Rule 144” means Rule 144 of the rules and regulations promulgated under the Securities Act or any similar or analogous rule promulgated under the Securities Act.

(h)      “SEC” means the Securities and Exchange Commission.

(i)       “Securities Act” means the Securities Act of 1933, as amended.

(j)       “Selling Expenses” means all underwriting discounts, selling commissions and fees, and disbursements of counsel for the Shareholder applicable to the sale.

(k)     “Shares” means the shares of Common Stock held by the Shareholder and its permitted assigns.

(l)       “Special Registration Statement” means (i) a registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction, (iii) a registration related to stock issued upon conversion of debt securities or (iv) any registration statement for the purpose of effecting a business combination.

2.                                        REGISTRATION

2.1          Piggyback Registrations.

(a)   The Company shall notify the Shareholder in writing prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford the Shareholder a reasonable opportunity to include in such registration statement all or part of the Shares requested to be registered by the Shareholder.  If the Shareholder desires to include in any such registration statement all or any part of the Shares held by it, the Shareholder shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Shares requested to be registered by the Shareholder.  If the Shareholder decides not to include all of its Shares in any registration statement thereafter filed by the Company, the Shareholder shall nevertheless continue to have the right to include any Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  Notwithstanding anything to the contrary herein, the Shareholder shall not register and sell more than thirty-nine percent (39%) of Shareholder’s Shares in the first 12-month period from the date of this Agreement.  Thereafter, the Shareholder shall not register and sell more than twenty-five percent (25%) of Shareholder’s Shares during any subsequent 12-month period while this Agreement is in effect.

(b)      If the registration statement under which the Company gives notice under this Section 2.1 is for an underwritten offering, the Company shall so advise the Shareholder.  In such event, the right of the Shareholder to have its Shares included in a registration pursuant to this Section 2.1 shall be conditioned upon the Shareholder’s participation in such underwriting and the inclusion of the Shareholder’s Shares in the underwriting to the extent provided herein.  If the Shareholder proposes to distribute its Shares through such underwriting, it shall accept the terms of the underwriting as agreed upon between the Company and the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the Company and its underwriter or underwriters determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the Company shall have the right to reduce the number of shares proposed to be registered to a minimum of twenty-five percent (25%) on a pro rata basis. The number of shares that may be included in the underwriting shall be allocated as follows: first, to the Company; second, to the Shareholder if its seeks registration under this Section 2.1; and third, to any shareholder of the Company (other than the Shareholder) on a pro rata basis, or in such other proportions as mutually agreed to by such selling holders.

(c)      The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not the Shareholder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.2 hereof.

2.2          Registration Expenses.  Except as specifically provided herein, all Registration Expenses (exclusive of stock transfer taxes, underwriting discounts and commissions) incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 herein shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Shareholder of the securities so registered pro rata on the basis of the number of shares so registered.

2.3          Obligations of the Company.  Whenever required to effect the registration of the Shares, the Company shall use all reasonable efforts to:

(a)      Prepare and file with the SEC a registration statement with respect to such Shares and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Shareholder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the the Shareholder has completed the distribution related thereto; provided, however, that at any time, upon written notice to the Shareholder and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below).  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.  The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the shares registered under the applicable registration statement, which consent shall not be unreasonably withheld.  If so directed by the Company, the Shareholder registering shares under such registration statement shall (i) not offer to sell any Shares pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use its best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Shareholder’s possession, of the prospectus relating to such Shares current at the time of receipt of such notice.

(b)      Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)      Furnish to the Shareholder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Shares owned by it that are included in such registration.

(d)      Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Shareholder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except for those jurisdictions in which the Company is already qualified to do business or subject to consent to service of process and except as may be required by the Securities Act.

(e)      In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  The Shareholder shall also enter into and perform its obligations under such an agreement.

(f)       Notify the Shareholder, if covered by such registration statement, during the time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Shareholder promptly prepare and furnish to the Shareholder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(g)      List the Shares being registered on any national securities exchange (or the National Association of Securities Dealers Automated Quotation System (NASDAQ)) on which a class of the Company’s equity securities is listed or qualify the Shares being registered for inclusion on a national securities exchange (or NASDAQ) of the Company’s choosing if the Company does not have a class of equity securities listed on a national securities exchange.

(h)      Provide a transfer agent and registrar for the securities being registered and a CUSIP number, not later than the effective date of the registration statement.

(i)       Promptly notify the Shareholder of any stop order issued or threatened in writing to be issued by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(j)       Use the Company’s reasonable efforts to obtain a “comfort letter” from its independent public accountants, and legal opinions of counsel to the Company addressed to the Shareholder, in customary form and covering such matters of the type customarily covered by such letters.  The Company shall furnish to counsel for the Shareholder a signed counterpart of any such comfort letter or legal opinion.  Delivery of any such opinion or comfort letter shall be subject to the Shareholder furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions, and an opinion of counsel for the selling shareholders addressed to the Company and the underwriters in customary form and covering such matters of the type customarily covered by such opinion letters.

(k)     Take all other reasonable actions necessary to expedite and facilitate disposition by the Shareholder of the Shares pursuant to the registration statement.

2.4          Delay of Registration; Furnishing Information.

(a)      The Shareholder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)      It shall be a condition precedent to the Company’s obligations to take any action pursuant to this Agreement that the Shareholder shall furnish to the Company such information regarding it, the Shares held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of its Shares and shall execute such documents in connection with such registration as the Company may reasonably request.

2.5          Termination of Registration Rights.  The registration rights granted under this Section 2 shall terminate as to the Shareholder three (3) years after the date of the closing of the Company’s Initial Offering, or when, after the closing of the Company’s Initial Offering, with respect to the Shareholder’s shares, all of the Shareholder’s shares can be sold pursuant to Rule 144(k) of the Securities Act.

2.6          Indemnification.  In the event any Shares are included in a registration statement under Section 2.1:

(a)      To the extent permitted by law, the Company will indemnify and hold harmless the Shareholder, any underwriter (as defined in the Securities Act) for the Shareholder and each person, if any, who controls the Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act against any actual expenses (including legal fees and costs), losses, claims, damages (including settlement amounts) or liabilities (joint or several) (collectively, “Losses”) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (any of the following, a “Violation”) by the Company:  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, not misleading, or (iii) any Violation or alleged Violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement.  The Company will reimburse (as incurred) the Shareholder, underwriter or controlling person for any Losses  reasonably incurred by them in connection with investigating or defending any Violations; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any Losses to the extent the same arise out of, or are based upon, a Violation that results from written information furnished expressly for use in connection with such registration by, or on behalf of, the Shareholder, underwriter or controlling person.

(b)      To the extent permitted by law, the Shareholder will indemnify and hold harmless the Company and its officers, directors, agents and employees, each underwriter and the Shareholder selling securities in such registration statement, and any person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, against any Losses to which the Company or such officer, director, agent, employee, or underwriter or other selling shareholder or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of, or are based upon, any Violation by the Shareholder, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon, and in conformity with, written information furnished by, or on behalf of, the Shareholder expressly for use in connection with such registration; and the Shareholder will reimburse (as incurred) any Losses reasonably incurred by the Company or its officers, directors, agents, employees, or underwriters or other selling shareholders or controlling persons in connection with investigating or defending any such Violations; provided, however, that (i) the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Shareholder, which consent shall not be unreasonably withheld, and (ii) the obligations of the Shareholder shall be limited to an amount equal to the net proceeds to the Shareholder from the sale of Shares in the transaction giving rise to the Violation.

(c)      Promptly after receipt of notice of the commencement of any action (including any governmental action), an indemnified party will, if a claim is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable period of time after notice of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6 only to the extent such failure is prejudicial to the ability of the indemnifying party to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

(d)      If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such Losses; provided, that in no event shall any contribution by the Shareholder under this Section 2.6(d) exceed the net proceeds to the Shareholder from the sale of the Shares in the transaction giving rise to the Violation, except in the case of willful fraud by the Shareholder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation resulting in such Losses relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation.

(e)      Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)       The obligations of the Company and the Shareholder under this Section 2.6 shall survive completion of any offering of Shares in a registration statement and, with respect to liability arising from an offering to which this Section 2.6 would apply that is covered by a registration filed before termination of this Agreement, such termination.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.7          Assignment of Registration Rights.  The rights to cause the Company to register Shares pursuant to this Section 2 may be assigned by the Shareholder to a transferee or assignee of Shares that (a) is a subsidiary, parent or member of the Shareholder that is a corporation, partnership or limited liability company, (b) is the Shareholder’s family member or trust for the benefit of an individual Shareholder, or (c) is an entity affiliated by common control (or other related entity) with such Shareholder; provided, however, (i) the assignor or transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such assignee or transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.8          “Market Stand-Off” Agreement.  The Shareholder hereby agrees that, if requested by the Company or the representative of the underwriters of equity securities of the Company, the Shareholder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any equity securities of the Company held by the Shareholder (other than those included for sale in the registration or acquired in the Initial Offering or in the open market thereafter) for a period specified by the representative of the underwriters of equity securities of the Company not to exceed one hundred eighty (180) days (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) following the effective date of a registration statement of the Company filed under the Securities Act provided that the same lock-up is agreed to by all directors and officers of the Company and shareholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock.

2.9          Agreement to Furnish Information.  The Shareholder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the the Shareholder’s obligations under Section 2.8 or that are necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of equity securities of the Company, the Shareholder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in Section 2.8 and this Section 2.9 shall not apply to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period.  The Shareholder agrees that any transferee of any Shrares shall be bound by

Sections 2.8 and 2.9.  The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.8 and 2.9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.10        Reports Under Securities Acts.  With a view to making available to the Shareholder the benefits of Rule 144 of the Securities Act and any other rule or regulation that may at any time permit the Shareholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form S-3B, the Company agrees to use commercially reasonable efforts to:

(a)      Make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times after ninety (90) days from the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)      Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Shareholder to utilize Form S-3 or Form S-3B for the sale of the Shares, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)      File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)      Furnish to the Shareholder, so long as the the Shareholder owns any Shares, promptly upon written request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act (at any time after ninety (90) days from the date on which it becomes subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form S-3B (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Shareholder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such Form S-3 or Form S-3B.

3.                                      MISCELLANEOUS.

3.1          Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Shareholder.

3.2          Governing Law; Jurisdiction; Venue.  This Agreement shall be governed by and construed under the laws of the State of Colorado without regard to principles of conflict of laws.  The parties irrevocably consent to the jurisdiction and venue of the state courts located in Boulder County, Colorado and federal courts located in Denver, Colorado in connection with any action relating to this Agreement.

3.3          Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

3.4          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

3.5          Entire Agreement; Counterparts.  This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements.  This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

3.6          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if received during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt.  All communications shall be sent to the party to be notified at the address as such party may designate to the other parties hereto.

3.7          Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.8          Aggregation.  All Shares held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.9          Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.10        Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

CROWDFUNDER, INC.

By:	/s/ MARK KRELOFF
Name: Mark Kreloff
Title: Chairman/CEO

SHAREHOLDER:

GUBB, INC.

By:	/s/ JOE BERGERON
Name: Joe Bergeron
Title: President

Signature Page to Registration Rights Agreement